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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934


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       Date of Report (Date of earliest event reported): December 19, 2003

                               ATA Holdings Corp.
             (Exact name of registrant as specified in its charter)

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        Indiana                     000-21642                     35-1617970
(State or other jurisdiction  (Commission File Number)        (I.R.S. Employer
   of incorporation)                                      Identification Number)


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7337 West Washington Street
Indianapolis, Indiana                                         46231

(Address of principal executive offices)                    (zip code)

       Registrant's telephone number, including area code: (317) 247-4000

                                       N/A
          (Former name or former address, if changes since last report)

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
ITEM 5. OTHER EVENTS

     Attached hereto, and incorporated  herein by reference in its entirety,  as
Exhibit 99.1 is a copy of a press release announcing the ATA Holdings Corp. extension of exchange offers for 10 1/2 percent notes due 2004 and 9 5/8 percent notes due 2005.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(C) Exhibits.

    99.1 Press Release dated December 19, 2003.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       ATA Holdings Corp.


Date: December 19, 2003                By:      /s/ David M. Wing
                                                -----------------
                                       Name: David M. Wing
                                       Title: Executive Vice President & CFO

                                  EXHIBIT INDEX

Exhibit No.   Description of the Exhibit

99.1          Press Release dated December 19, 2003

Investor Relations Contacts:
               David M. Wing, Chief Financial Officer (317) 240-7087 Roxanne Butler, Investor Relations Specialist (877) 834-0606
                            investor.relations@iflyata.com
Media Contact: Angela Thomas (317) 240-7518
                            media.inquiries@iflyata.com


  ATA Holdings Corp. Extends Exchange Offers for 10 1/2 Percent Notes Due 2004
                        and 9 5/8 Percent Notes Due 2005

INDIANAPOLIS,  December 19, 2003 - ATA Holdings Corp. (the  "Company")  (NASDAQ:
ATAH), the parent company of ATA Airlines, Inc., today announced the extension of its offers to exchange (the "Exchange Offers"):

o newly issued 11 percent Senior Notes due 2009 (the "2009 Notes") and cash consideration for any and all of the $175 million outstanding principal amount of its 10 1/2 percent Senior Notes due 2004 (the "2004 Notes"); and

o newly issued 10 1/8 percent Senior Notes due 2010 (together with the 2009 Notes, the "New Notes") and cash consideration for any and all of the $125 million outstanding principal amount of its 9 5/8 percent Senior Notes due 2005 (the "2005 Notes" and, together with the 2004 Notes, the "Existing Notes").

As part of the Exchange Offers, the Company is also seeking solicitations of consents to amend the indentures under which the Existing Notes were issued. The Company has extended the expiration date of the Exchange Offers until 5 p.m., New York City Time, on January 2, 2004, unless further extended by the Company. In addition, the Company has extended the deadline for holders of Existing Notes to deliver consents and receive the consent payment to January 2, 2004, unless further extended by the Company.

As previously disclosed, the Company has been in discussions with a group of holders of the Existing Notes with respect to the terms of the pending Exchange Offers. The Company believes it has reached an agreement in principle with this group whereby these holders will agree to exchange their Existing Notes pursuant to amended offers to exchange reflecting this agreement. Upon reaching definitive agreement with this group and certain other bondholders with whom this group will be in contact regarding the terms of the amended offers, the Company expects to launch amended offers to exchange the Existing Notes, reflecting these newly agreed terms. There are, however, several conditions that remain to be satisfied prior to finalizing definitive agreements. Accordingly, the Company can offer no assurance that a definitive agreement with this bondholder group will be finalized or that the Company will launch these amended offers or that the exchange offers will ultimately be successful.

The withdrawal deadline for the Exchange Offers has expired, and tenders with respect to any Existing Notes that have already been tendered or are subsequently tendered may not be withdrawn. The other terms of the Exchange Offers remain unchanged, and they are subject to a number of significant conditions, including but not limited to receiving valid tenders representing at least 85 percent in principal amount of each series of Existing Notes and receiving the consent of the Air Transportation Stabilization Board pursuant to the Company's government-guaranteed term loan. As of December 19, 2003, $11,510,000 principal amount of 2004 Notes and $29,550,000 principal amount of 2005 Notes had been tendered and not withdrawn in the Exchange Offers.

The Exchange Offers are being made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). The New Notes offered in the Exchange Offers have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. This announcement is not an offer to exchange, a solicitation of an offer to exchange or a solicitation of tenders with respect to any 2004 Notes or 2005 Notes, nor is this an offer to sell or the solicitation of an offer to buy any New Notes in any state in which such offer, solicitation or sale would be unlawful.
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